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                         SENIOR HOUSING PROPERTIES TRUST


                    15,000,000 Shares of Beneficial Interest


                             UNDERWRITING AGREEMENT




February 15, 2002
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                             UNDERWRITING AGREEMENT


                                                               February 15, 2002



UBS Warburg LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Legg Mason Wood Walker, Incorporated
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.

c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026


Ladies and Gentlemen:

                  Senior Housing Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the "COMPANY"), proposes to issue and sell to the underwriters named in SCHEDULE A annexed hereto (the "UNDERWRITERS") an aggregate of 15,000,000 common shares (the "FIRM SHARES") of beneficial interest, $0.01 par value (the "COMMON SHARES"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 2,250,000 Common Shares (the "ADDITIONAL SHARES"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "SHARES." The Shares are described in the Prospectus which is referred to below.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement (file number 333-76588) on Form S-3 under the Act (the "REGISTRATION STATEMENT"), including a prospectus relating to, among other things, common shares of beneficial interest, preferred shares of beneficial interest, depository shares, guarantees, debt securities and warrants for such securities of the Company, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission. Such registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such


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registration statement, as so amended, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

                  The term "REGISTRATION STATEMENT" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "ABBREVIATED REGISTRATION STATEMENT"), the term "Registration Statement" includes the Abbreviated Registration Statement. The term "BASIC PROSPECTUS" as used in this Agreement means the base prospectus dated January 30, 2002, as will be filed with the Commission pursuant to Rule 424(b) and included in the Registration Statement. The term "PREPRICING PROSPECTUS" as used in this Agreement means the preliminary form of the Prospectus Supplement (as defined herein) subject to completion, if any, used in connection with the offering of the Shares. The term "PROSPECTUS SUPPLEMENT" as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "PROSPECTUS" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement, except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "PROSPECTUS" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, such Prepricing Prospectus, such Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "INCORPORATED DOCUMENTS" means the documents which are incorporated by reference in the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

                  The Company and the Underwriters agree as follows:

                  1. SALE AND PURCHASE. On the basis of the representations and warranties herein and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each


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Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $13.034 per Share (the "PURCHASE PRICE PER SHARE"), the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE A annexed hereto (or such number of Firm Shares increased as set forth in Section 8 hereof).

                  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements of the Company and subject to all the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "ADDITIONAL TIME OF PURCHASE"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on SCHEDULE A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 21, 2002 (unless another time shall be agreed to by you or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "TIME OF PURCHASE." Certificates for the Firm Shares shall be delivered to you in definitive form in such

-----------------
(1) As used herein "BUSINESS DAY" shall mean a day on which the New York Stock Exchange is open for trading.


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names and in such denominations as you shall specify no later than the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

                  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

                  (a) No order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) (i) The Company is eligible to use Form S-3 and the offering of the Shares complies with the requirements of Rule 415, (ii) each part of the Registration Statement, when such part became effective, and also any Abbreviated Registration Statement when it shall become effective, complied in all material respects with applicable requirements of the Act and the Exchange Act, (iii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, any Abbreviated Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus comply and, as may be amended or supplemented, if applicable, will comply in all material respects with the Act and the Exchange Act and (v) the Prospectus does not contain and, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through you expressly for use therein.


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                  (c) The Incorporated Documents, when they were filed with the
         Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (i) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (ii) the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  (d) As of the date of this Agreement, the Company has and will have an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right.

                  (e) The Company has been duly formed and is existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                  (f) The Company is duly qualified and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (g) The Company has no subsidiaries (as defined in the Act) other than those identified in SCHEDULE B hereto (collectively, the "SUBSIDIARIES"). Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity except for the Company's ownership of 1,000,000 common shares of HRPT Properties Trust, 35,000 common shares of Five Star Quality Care, Inc. and 100 common shares of Marriott International, Inc. The Subsidiaries identified in SCHEDULE C attached hereto (each a "MATERIAL SUBSIDIARY") are the only Subsidiaries that are Significant Subsidiaries (as such term is defined by Rule 1-02(w) of Regulation S-X) of the Company. Each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the


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         requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement and the Prospectus; and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) The shares of beneficial interest of the Company, including the Shares, conform in all material respects to the description thereof included or incorporated by reference in the Registration Statement and the Prospectus. The certificates evidencing the Shares are in due and proper form and conform in all material respects to the requirements of the Maryland REIT Law.

                  (j) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights.

                  (k) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), (i) its Declaration of Trust, charter or by-laws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is subject or by which any of them or any of their properties is bound or affected or
         (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries' properties, except, in the case of clauses (ii) and
         (iii), for those breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (l) Except as would not individually or in the aggregate have a Material Adverse Effect, the issuance by the Company of the Shares, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject. In addition, such action will not result in any violation of the provisions of the Declaration of Trust or the bylaws of the Company or any Subsidiary or any of the Company's or any Subsidiary's other organizational documents or applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries' properties.


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                  (m) No approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

                  (n) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of beneficial interest or other equity interests. No person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any Common Shares. No person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of Shares contemplated thereby, except for such rights as have been complied with or waived.

                  (o) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (p) KPMG LLP, whose report on the financial statements with respect to 42 nursing home facilities was filed with the Commission as part of the Company's Current Report on Form 8-K/A and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (q) Arthur Andersen LLP, whose report on the financial statements with respect to 31 facilities ("CRESTLINE FACILITIES") acquired by the Company pursuant to a Stock Purchase Agreement, dated August 9, 2001, as amended, among the Company, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc. was filed with the Commission as part of the Company's Current Report on Form 8-K, dated September 21, 2001 (the "SEPTEMBER 21, 2001 8-K"), and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (r) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required.

                  (s) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of the Company's or any of the Subsidiaries' properties or assets is the subject, the result of which would, individually or in the aggregate, have a Material


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         Adverse Effect, and, to the Company's knowledge, no such proceedings are threatened or contemplated, except as disclosed in the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, there are no legal or governmental proceedings pending to which any lessee, sublessee or operator of any property of the Company or any Subsidiary or portion thereof is a party, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and no such proceedings are being threatened or contemplated, except as disclosed in the Prospectus and the result of which would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received from any governmental authority notice of any violation of any local, state or federal law, rule or regulation including without limitation any such law, rule or regulation applicable to the health care industry ("HEALTH CARE LAWS") or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except as disclosed in the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company's knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental
         Laws), which would, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, there is no violation of any local, state or federal law, rule or regulation (including without limitation Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired any of its properties (a "SELLER"), or any lessee, sublessee or operator of any of their respective properties or any part thereof, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company's knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental
         Laws), which would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Prospectus. Neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated individually or in the aggregate would have a Material Adverse Effect. Nothing has come to the Company's attention that any seller, lessee, sublessee or operator of any property of the Company or any of the Subsidiaries, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect.

                  (t) Each of the Company and the Subsidiaries has good and marketable title in fee simple or ground leases to the properties disclosed in the Prospectus as being owned by them (the "PROPERTIES"); and the Properties are free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects ("PROPERTY ENCUMBRANCES"), except for: (i) the leasehold interests of lessees in the

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         Company's and the Subsidiaries' properties held under lease (the
         "LEASES"), (ii) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and
         (iii) those Property Encumbrances set forth in the Registration Statement and Prospectus. All Property Encumbrances on or affecting the properties of the Company or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein. Each of the Leases pertaining to the properties of the Company or any of the Subsidiaries has been duly authorized by the Company or one of the Subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of the Subsidiaries, as applicable, and, to the Company's knowledge, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. To the Company's knowledge, no lessee of any portion of any of the properties of the Company or any of the Subsidiaries is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) The Company and each of the Subsidiaries and, to the Company's knowledge, each of the operators, lessees or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, all as described in the Prospectus, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect; except as described in the Prospectus, the Company and each of the Subsidiaries and, to the Company's knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, such permits contain no restrictions that are burdensome to the Company and the Subsidiaries, taken as a whole and that would, individually or in the aggregate, have a Material Adverse Effect.

                  (v) The financial statements, together with the related schedules and notes, forming a part of the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement and the

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         Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

                  (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any material change in the outstanding shares of beneficial interest or material increase in the outstanding indebtedness of the Company or the Subsidiaries or
         (v) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interest of the Company or a dividend distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly-owned subsidiaries of the Company) other than (A) regular quarterly dividends, declared, paid or made and (B) the issuance of common shares of beneficial interest to the trustees and officers pursuant to the Company's Incentive Share Award Plan. None of the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

                  (x) Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged, except as described in the Prospectus. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (y) Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement.

                  (z) Neither the Company nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (aa) The Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which would individually or in the aggregate not have a Material Adverse Effect.

                  (bb) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would individually or in the aggregate have a Material Adverse Effect.

                  (dd) The outstanding Common Shares are, and the Shares will be, subject to official notice of issuance and evidence of satisfactory distribution, listed on the New York Stock Exchange (the "NYSE").

                  (ee) The Company meets the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "CODE").

                  (ff) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  4. CERTAIN COVENANTS. The Company hereby agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in
         Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

                  (d) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares, and to promptly notify you of such filing;

                  (e) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the registration statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the registration statement or such post-effective amendment has become effective;

                  (f) to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission,
         (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and
         (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such communications, documents or information becomes available; PROVIDED, HOWEVER, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

                  (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

                  (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

                  (j) to furnish to you one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (k) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

                  (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus;

                  (m) to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the filing for review of the public offering of the Shares by NASD Regulation, Inc. (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, and (vii) the performance of the Company's other obligations under this Agreement;

                  (n) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (g) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (o) not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or options, warrants or other rights to purchase Common Shares or any other shares of the Company that are substantially similar to Common Shares or file a registration statement under the Act relating to the offer and sale of any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or options, warrants or other rights to purchase Common Shares or any other shares of the Company that are substantially similar to Common Shares for a period of ninety (90) days after the date hereof (the "LOCK-UP PERIOD"), without the prior written consent of UBS Warburg LLC, except for (i) issuances of Common Shares upon the exercise of outstanding options or warrants as disclosed in the Registration Statement and the Prospectus to persons who have entered into Lock-Up Agreements with the Underwriters, (ii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (iii) issuances of Common Shares under the Company's Incentive Share Award Plan described in the Registration Statement and the Prospectus and
         (iv) issuances of Common Shares as partial or full payment for properties directly or indirectly acquired or to be acquired by the Company or its subsidiaries; PROVIDED that, the Company shall have conditioned such issuances of Common Shares upon agreement of the recipients to the restrictions of this paragraph;

                  (p) to use its best efforts to cause the Shares to be listed on the NYSE; and

                  (q) to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code.

                  5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii), (iii) or (iv) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in
Section 4 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

                  6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) the Company has been duly formed, is existing as
                  a real estate investment trust and is in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                           (ii) the Company is duly qualified to transact
                  business and is in good standing in each of the jurisdictions set forth on Schedule D attached hereto;

                           (iii) each Material Subsidiary is a corporation or
                  other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each of the jurisdictions set forth on Schedule D attached hereto. Each Material Subsidiary has the corporate, trust, partnership or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of beneficial ownership of, or other ownership interests in, each Material Subsidiary have been duly authorized and validly issued, are fully paid and except as to Material Subsidiaries that are limited liability companies or partnerships, non-assessable, and except for SPTMRT Properties Trust, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance;

                           (iv) this Agreement has been duly authorized,
                  executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement of the same may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except as to those provisions relating to indemnities for liabilities arising under the Act as to which no opinion need be expressed;

                           (v) the Shares to be sold by the Company have been
                  duly authorized and, when issued and delivered to and paid for by the Underwriters, will be validly issued, fully paid and non-assessable and are not subject to preemptive or, to the knowledge of such counsel, similar rights;

                           (vi) the Company has authorized and outstanding
                  shares of beneficial interest as set forth or incorporated by reference in the Registration Statement and the Prospectus; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under any contract, agreement or instrument to which the Company is a party described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel;

                           (vii) the Registration Statement and the Prospectus
                  (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                           (viii) the Registration Statement has become
                  effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424 under the Act, has been made in the manner and within the time period required by such Rule 424;

                           (ix) the execution, delivery and performance of this
                  Agreement by the Company and the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a violation under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the Declaration of Trust, charter, by-laws or other organizational documents of the Company or any of the Material Subsidiaries, (B) any provision of any material agreement or other instrument to which the Company or any of the Material Subsidiaries is a party or by which their respective properties may be bound or affected, that is described in the Prospectus or filed as an exhibit to the Registration Statement or any Incorporated Document or is otherwise known to such counsel or (C) any federal, state, local or foreign law, regulation or rule, or any decree, to which the Company or the Material Subsidiaries may be subject;

                           (x) to such counsel's knowledge, there are no
                  contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described in the Prospectus which have not been so filed or described;

                           (xi) to such counsel's knowledge, except as described
                  in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their officers is subject or of which any of their properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

                           (xii) to such counsel's knowledge, no person has the
                  right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any Incorporated Document, to cause the Company to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby, except for such rights as have been complied with or waived; and to the knowledge of such counsel, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to shares of capital stock or other securities of the Company;

                           (xiii) the Company is not, and after the offering and
                  sale of the Shares, will not be, an "investment company," or an entity controlled by an

                  "investment company," as such terms are defined in the Investment Company Act; and

                           (xiv) to such counsel's knowledge the statements in
                  (i) the Registration Statement and the Prospectus under the captions "Description of common shares", "Our tenants and property operations", and "Federal income tax and ERISA considerations"; (ii) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 under the captions "Business--Financing Policies" (with respect to the first paragraph only), "Business--Regulation and Reimbursement", "Business--Government Regulations and Rate Setting"; (iii) the September 21, 2001 8-K under the caption "B. Crestline Transaction," as supplemented by the Company's Current Report on Form 8-K dated November 5, 2001 and the Company's Current Report on Form 8-K dated December 31, 2001; and (iv) the Company's Current Report on Form 8-K dated February 13, 2001 under the caption "C. Federal Income Tax and ERISA Considerations," in each case insofar as such statements purport to summarize matters arising under Maryland, Massachusetts or New York law or the federal law of the United States, or provisions of documents as to which the Company is a party specifically referred to therein, are accurate in all material respects.

                  In addition, such counsel shall state that, in the opinion of such counsel, and subject to the restrictions and limitations set forth in such counsel's tax opinion filed as an exhibit to the Registration Statement and reasonably acceptable to you, (a) the Company has qualified to be taxed as a REIT under the Code for each of its fiscal years and (b) the proposed method of operation described in the Prospectus and as represented to such counsel by the Company will enable the Company to continue to satisfy the requirements for such qualification for subsequent fiscal years under the Code. Such counsel may state that actual qualification as a REIT, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualifying tests under the Code.

                  Also, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (vii) and (xiv) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of the Prospectus Supplement or such other supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data and exhibits included or incorporated by reference in the Registration Statement or Prospectus).

                  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may rely upon an opinion, dated as of the time of purchase or the additional time of purchase, as the case may be, of Ballard Spahr Andrews & Ingersoll, LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and counsel for the Underwriters. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and that their opinion with respect to the qualification of the Company and is Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

                  (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) the Company has been duly formed, is existing as
                  a real estate investment trust and is in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                           (ii) each Subsidiary of the Company identified in
                  SCHEDULE E attached hereto (each a "MARYLAND SUBSIDIARY") is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization. Each Maryland Subsidiary has the trust power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of beneficial interest of each Maryland Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, and to such counsel's knowledge, except for SPTMRT Properties Trust, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                           (iii) the execution, delivery and performance of this
                  Agreement by the Company and the transactions contemplated hereby and by the Registration Statement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the Declaration of Trust, charter or by-laws or other organizational documents of the Company or any of the Maryland Subsidiaries or (B) any local or state Maryland law or administrative regulation applicable to the Company and the Maryland Subsidiaries;

                           (iv) the Company has authorized and outstanding
                  shares of beneficial interest as set forth or incorporated by reference in the Registration Statement and the Prospectus; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued by all necessary trust action and are fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Maryland REIT Law; the Shares being sold by the Company, when issued, will be duly and validly authorized and issued by all necessary trust action and are fully paid, nonassessable free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Maryland REIT Law; and the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Maryland REIT Law;

                           (v) no approval, authorization, consent or order of
                  or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares being delivered at the time of purchase and at the additional time of purchase, as the case may be, or and the consummation of the transactions contemplated hereby and by the Prospectus (In rendering the opinion expressed in this paragraph (v), such counsel need express no opinion concerning the securities laws of the State of Maryland.);

                           (vi) to such counsel's knowledge the statements in
                  (i) the Registration Statement and the Prospectus under the captions "Description of common shares" and "Description of certain provisions of Maryland law and of our declaration of trust and bylaws" and in each case insofar as such statements purport to summarize matters arising under Maryland law are accurate in all material respects;

                           (vii) to such counsel's knowledge, neither the
                  Company nor any of the Maryland Subsidiaries is in violation of its Declaration of Trust, charter or by-laws or other organizational documents or in violation of any local or state Maryland law or administrative regulation applicable to the Company and the Maryland Subsidiaries; and

                           (viii) except as described in the Registration
                  Statement and the Prospectus, all of the outstanding shares of capital stock of each of the Maryland Subsidiaries that is a REIT have been duly authorized and validly issued, are fully paid and non-assessable, are owned by the Company.

                  (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase and the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require. In addition, Dewey Ballantine LLP may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to all matters of Maryland law.

                  (d) You shall have received from Ernst & Young LLP, a letter dated, respectively, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by Dewey Ballantine LLP, counsel for the Underwriters.

                  (e) You shall have received from KPMG LLP, a letter dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by Dewey Ballantine LLP, counsel for the Underwriters.

                  (f) You shall have received from Arthur Andersen LLP, a letter dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by Dewey Ballantine LLP, counsel for the Underwriters.

                  (g) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made and to which you have objected in writing.

                  (h) Prior to the time of purchase and the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (i) Between the time of execution of this Agreement and the time of purchase and the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company and the Subsidiaries taken as a whole shall have been entered into by the Company or any of the Subsidiaries.

                  (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  (k) You shall have received the agreement (a "LOCK-UP AGREEMENT") of each of Barry M. Portnoy, Gerard M. Martin, David J. Hegarty, John R. Hoadley and HRPT Properties Trust not to sell, offer to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable for Common Shares or warrants or other rights to purchase Common Shares for a period of 90 days after the date of the Prospectus Supplement without the prior written consent of UBS Warburg LLC.

                  (l) The Company will, at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (h), (i) and (j) of this Section 6 have been met.

                  (m) The Company will, at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate signed by the President of the Company substantially in such form approved by you and counsel to the Underwriters, respecting the Company's compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in the Company's credit agreement and the Company's indenture relating to the Company's 8 5/8% Senior Notes due 2012 and certain other agreements and instruments respecting outstanding indebtedness of the Company and the Subsidiaries.

                  (n) The Shares shall have been approved for listing on the New York Stock Exchange.

                  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase or the additional time of purchase, as the case may be, as you may reasonably request.

                  7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the

Commission or such Abbreviated Registration Statement has, pursuant to the provisions of Rule 462 under the Act, become effective. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Underwriters, by notifying the Company.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of the Subsidiaries by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the NYSE, the American Stock Exchange or the Nasdaq Stock Market Inc. ("NASDAQ") shall have been suspended or limitations or minimum prices shall have been established on the NYSE, the American Stock Exchange or the Nasdaq or (iii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter, telegram or telecopy.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4, 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such numbers as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in SCHEDULE A.

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase or the additional time of purchase, as the case may be, for a period not exceeding five business days in order that any necessary changes in the Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in SCHEDULE A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. INDEMNITY AND CONTRIBUTION.

                  (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or in the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or, with the approval of the Company, on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares; PROVIDED, however, that, solely with regard to clause
(i), the foregoing indemnity agreement with respect to any Basic Prospectus or Prepricing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Securities, or any person controlling the Underwriter, if sufficient copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  If any action, suit or proceeding (together, a "PROCEEDING") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses related thereto; PROVIDED, HOWEVER, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its prior written consent but if settled with the prior written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its trustees, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Act, or
Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or in the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or necessary to make such information not misleading.

                  If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, PROVIDED, HOWEVER, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

                  (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its trustees, officers, employees or agents or any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers, trustees, employees or agents in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

                  10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York,

New York 10171, Attention: Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick
W. Kanner, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: David J. Hegarty, President and Chief Operating Officer, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Alexander A. Notopoulos, Jr., Esq.

                  11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "CLAIM"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

                  13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers and, if applicable, trustees referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last sentence of the penultimate paragraph of the cover page of the Prospectus Supplement and the statements set forth in the third and eighth paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

                  15. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

                  16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

                  17. MISCELLANEOUS. UBS Warburg LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

                  THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                  If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters severally.

                                Very truly yours,

                                SENIOR HOUSING PROPERTIES TRUST


                                By: /s/ David J. Hegarty
                                    ---------------------------------------
                                    Name:  David J. Hegarty
                                    Title: President



Accepted and agreed to
as of the date first above written:

UBS WARBURG LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
RBC DAIN RAUSCHER INC.


By:   UBS WARBURG LLC


By:   /s/ Mike Gerardi
      --------------------------
      Name:  Mike Gerardi
      Title: Director


By:   /s/ Steven Meehan
      --------------------------
      Name:  Steven Meehan
      Title: Director

                                   SCHEDULE A



                                                                      Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------

UBS Warburg LLC ...................................................    2,910,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ................    2,910,000
A.G. Edwards & Sons, Inc. .........................................    2,182,500
First Union Securities, Inc. ......................................    2,182,500
Legg Mason Wood Walker, Incorporated ..............................    2,182,500
Raymond James & Associates, Inc. ..................................    1,091,250
RBC Dain Rauscher Inc. ............................................    1,091,250
CIBC World Markets Corp. ..........................................       75,000
Dresdner Kleinwort Wasserstein Securities LLC .....................       75,000
J.J.B. Hilliard, W.L. Lyons, Inc. .................................       75,000
ING Barings LLC ...................................................       75,000
SG Cowen Securities Corporation ...................................       75,000
Wells Fargo Securities, LLC .......................................       75,000
                                                                     -----------

                           Total ..................................   15,000,000
                                                                     ===========





                                  Schedule A-1

                                   SCHEDULE B

SUBSIDIARY NAME

CCC Alpha Investments Trust
CCC Delaware Trust
CCC Financing I Trust
CCC Financing Limited, L.P.
CCC Investments I, L.L.C.
CCC Leisure Park Corporation
CCC of Kentucky Trust
CCC Ohio Healthcare Trust
CCC Pueblo Norte Trust
CCC Retirement Communities II, L.P.
CCC Retirement Partners Trust
CCC Retirement Trust
CCC Senior Living Corporation
CCCP Senior Living LLC
CCDE Senior Living LLC
CCFL Senior Living LLC
CCOP Senior Living LLC
CCSL Senior Living LLC
Crestline Ventures LLC
HRES1 Properties Trust
HRES2 Properties Trust
Leisure Park Venture Limited Partnership
LTJ Senior Communities LLC
Panther GenPar Trust
Panther Holdings Level I L.P.
SHOPCO-SD, LLC
SNH Capital Trust Holdings
SNH Capital Trust I
SNH Capital Trust II
SNH Capital Trust III
SNH/CSL Properties Trust
SPT-Michigan Trust
SPTGEN Properties Trust
SPTIHS Properties Trust
SPTMISC Properties Trust
SPTMNR Properties Trust
SPTMRT Properties Trust
SPTSUN II Properties Trust
SPTSUN Properties Trust


                                  Schedule B-1

                                   SCHEDULE C


MATERIAL SUBSIDIARIES

SPTMRT Properties Trust
SNH/CSL Properties Trust





                                  Schedule C-1

                                   SCHEDULE D



FOREIGN QUALIFICATIONS OF THE COMPANY

         Massachusetts

FOREIGN QUALIFICATIONS OF SPMMRT PROPERTIES TRUST

         Arizona
         California
         Florida
         Maryland
         Massachusetts

FOREIGN QUALIFICATIONS OF SNH/CSL PROPERTIES TRUST

         Maryland
         Massachusetts





                                  Schedule D-1

                                   SCHEDULE E

MARYLAND SUBSIDIARIES

CCC Alpha Investments Trust
CCC Delaware Trust
CCC Financing I Trust
CCC of Kentucky Trust
CCC Ohio Healthcare Trust
CCC Pueblo Norte Trust
CCC Retirement Partners Trust
CCC Retirement Trust
HRES1 Properties Trust
HRES2 Properties Trust
PantherGenpar Trust
SPT-Michigan Trust
SNH Capital Trust Holdings
SNH Capital Trust I
SNH Capital Trust II
SNH Capital Trust III
SNH/CSL Properties Trust
SPTGEN Properties Trust
SPTIHS Properties Trust
SPTMISC Properties Trust
SPTMNR Properties Trust
SPTMRT Properties Trust
SPTSUN Properties Trust
SPTSUN II Properties Trust





                                  Schedule E-1